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                                                                    EXHIBIT 21.1




                              GABRIEL SUBSIDIARIES



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                                   ORGANIZATION                              TYPE OF ORGANIZATION


             Gabriel Communications Transportation Co., Inc.(2)                  Corporation

             GCI Transportation Company, Inc.(2)                                 Corporation

             GCI Transportation Company, LLC(4)                           Limited Liability Company

             Gabriel Communications Properties, Inc.(1)                          Corporation

             Gabriel Communications Investments, Inc.(2)                         Corporation

             Gabriel Communications Finance Company(2)                           Corporation

             WebBizApps, L.L.C.(3)                                        Limited Liability Company

             Triangle Acquisition, Inc.                                          Corporation

             OPERATING SUBSIDIARIES

             Gabriel Communications of Arkansas, Inc.                            Corporation

             Gabriel Communications of Kansas, Inc.                              Corporation

             Gabriel Communications of Oklahoma, Inc.                            Corporation

             Gabriel Communications of Missouri, Inc.                            Corporation

             Gabriel Communications of Texas, Inc.                               Corporation

             Gabriel Communications of Illinois, Inc.                            Corporation

             Gabriel Communications of Indiana, Inc.                             Corporation

             Gabriel Communications of Kentucky, Inc.                            Corporation

             Gabriel Communications of Ohio, Inc.                                Corporation

             Gabriel Communications of Tennessee, Inc.                           Corporation
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(1)  Subsidiaries of Gabriel Communications, Inc.
(2)  Subsidiaries of Gabriel Communications Properties, Inc.
(3)  Owned 50 percent by Gabriel Communications, Inc. and 50 percent by
     Solutech, Inc.
(4)  Owned 70 percent by Gabriel Communications Transportation Company, Inc.
     and 30 percent by GCI Transportation Company, Inc.

All other entities are subsidiaries of Gabriel Communications Finance Company.